                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported):  June 27, 2002



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                       1-13925                       38-3389456
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)



                         5350 Lakeview Parkway South Dr.
                             Indianapolis, IN 46268
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (317) 715-4100



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ITEM 5.  OTHER EVENTS.

         On July 2, 2002, Championship Auto Racing Teams, Inc. (the "Company") issued a news release with respect to the resignation of James Grosfeld as a member of its Board of Directors, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of July, 2002.

                                  CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                  By:    /s/ Thomas L. Carter
                                     -------------------------------------------
                                      Thomas L. Carter,
                                      Chief Financial Officer











































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                                   APPENDIX A


FOR IMMEDIATE RELEASE
Contact: Adam Saal or Merrill Cain (317) 715-4100

              GROSFELD RESIGNS POSITION ON CART BOARD OF DIRECTORS

INDIANAPOLIS (July 2, 2002) - Championship Auto Racing Teams, Inc. (NYSE: MPH) confirmed today that James Grosfeld has resigned from CART's Board of Directors. In making his decision, Mr. Grosfeld cited personal reasons.

Christopher R. Pook, CART's President and CEO, offered his thanks to Mr. Grosfeld for the contributions he made as a Board member. "Mr. Grosfeld has provided the CART Board of Directors with useful insight and expertise during his tenure and he will be missed," said Pook. "We appreciate the time and effort he has devoted to CART, his wise counsel and his support and wish him well in his future endeavors."

Championship Auto Racing Teams, Inc. (NYSE: MPH) owns, operates and markets the CART FedEx Championship Series. Former series champions Michael Andretti and Jimmy Vasser are among the stars who will battle for the 2002 FedEx Championship Series title on ovals, temporary street circuits and permanent road courses. CART Champ Cars are thoroughbred racing machines that travel at speeds in excess of 200 miles per hour, showcasing the technical expertise of manufacturers such as American Honda, Ford Motor Company, Toyota, Lola Cars, Reynard Motorsport and Bridgestone/Firestone North American Tire, LLC. The 20-race 2002 CART FedEx Championship Series will be broadcast by new television partners, CBS, FOX and SPEED Channel. CART also owns and operates its top development series, the CART Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.CART.com.

                                    --CART--











































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